UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
December 1, 2005
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	63-1097283 (I.R.S. Employer Identification No.)

3760 River Run Drive Birmingham, Alabama (Address of principal executive offices)	35243 (Zip Code)

(205) 970-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2005, our property and casualty insurance company subsidiaries increased the amount of quota share reinsurance that was entered into July 1, 2005. Pursuant to this reinsurance contract, our property and casualty subsidiaries are obligated to cede to the reinsurers, and the reinsurers are obligated to accept quota share reinsurance of an additional twenty-five percent (25%), for an aggregate total of 75%, of those companies' net written premium and associated net liability after all other inuring reinsurance under policies in force as of December 1, 2005 or issued or renewed during the term of the agreement, and classified as residential property and casualty business. The participating reinsurer on the additional 25% quota share reinsurance is Hannover Re.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of December 7, 2005.

VESTA INSURANCE GROUP, INC. By: /s/ Donald W. Thornton —————————————— Its: Senior Vice President — General Counsel and Secretary